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                                                                    EXHIBIT 99.2

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
El Paso CGP Company
Houston, Texas

     We have audited the consolidated balance sheets of El Paso CGP Company (formerly The Coastal Corporation) and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000 (not presented separately herein). Our audits also included the El Paso CGP Company financial statement schedule of Valuation of Qualifying Accounts as of and for the two years ended December 31, 2000 (not presented separately herein). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the consolidated financial position of El Paso CGP Company and subsidiaries as of December
31, 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such El Paso CGP Company financial statement schedule (not presented separately herein), when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Houston, Texas
March 19, 2001